                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              __________________



                                   FORM 8-K



                                Current Report

                    Pursuant To Section 13 Or 15(d) Of The

                        Securities Exchange Act Of 1934



                               December 22, 1998
               Date of Report (Date of earliest event reported)



                           NOVASTAR FINANCIAL, INC.
                           ------------------------
              (Exact Name of Registrant as Specified in Charter)



          Maryland                        001-135333            74-2830661
          --------                       ------------           -------------
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)



                              1901 West 47th Place
                                   Suite 105
                             Westwood, Kansas 66205
                             ----------------------
                    (Address of Principal Executive Offices)



                                (913) 362-1090
                                --------------
                        (Registrant's Telephone Number,
                             Including Area Code)


                                 Not Applicable
                                 --------------
         (Former Name or Former Address, if Changed Since Last Report)
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                   INFORMATION TO BE INCLUDED IN THE REPORT



Item 5.   OTHER EVENTS
          ------------



          NovaStar Financial, Inc. (the "Company") previously announced that the Company has entered into a $15 million 90-day committed secured financing agreement to address its immediate liquidity needs. In connection with that agreement, the Company will issue warrants for the purchase of approximately 800,000 shares of common stock at an exercise price of $4.5625 per share, the closing price on October 12, 1998. A copy of the final term Loan and Security Agreement dated as of October 13, 1998, between NovaStar Certificates Financing Corporation and Residential Funding Corporation (and related agreements including Guaranty of even date by the Company) is included herewith as Exhibit 10.20.



Item 7(c).  Exhibit
            -------



            10.20 Term Loan and Security Agreement dated as of October 13, 1998, between NovaStar Certificates Financing Corporation and Residential Funding Corporation and related agreements including Guaranty of even date by the Company.
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                                   SIGNATURE



  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 22, 1998


                                    NOVASTAR FINANCIAL, INC.



                                    By: /s/ Mark J. Kohlrus
                                        -------------------
                                        Mark J. Kohlrus
                                        Senior Vice President, Treasurer
                                        and Chief Financial Officer
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                                 EXHIBIT INDEX



Exhibit Number                                                          Page No.
--------------                                                          --------


  10.20       Term Loan and Security Agreement dated as of October 13,       5
              1998, between NovaStar Certificates Financing Corporation and Residential Funding Corporation and related agreements including Guaranty of even date by the Company.